UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMERICAN RESIDENTIAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-4941882
(State of incorporation or organization)	(IRS Employer Identification No.)

7047 East Greenway Parkway, Suite 350 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-187450

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

American Residential Properties, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.01 par value per share, to be registered hereunder set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (Registration No. 333-187450), originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on March 22, 2013, as thereafter amended and supplemented (the “S-11 Registration Statement”).

In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s prospectus contained in the S-11 Registration Statement.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Date: April 30, 2013	By:	/s/ Andrew G. Kent
	Name:	Andrew G. Kent
	Title:	Senior Vice President, Investments, General Counsel, Chief Compliance Officer and Secretary